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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 25, 1997 appearing on page F-1 of the Annual Report on Form 10-K of Vestro Natural Foods Inc., for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Costa Mesa, California
October 28, 1997